Filed Pursuant to Rule 424(b)(3)

Registration No. 333-222972

Supplement Dated July 15, 2022

to the Class I Shares (PRDEX) of Beneficial Interest

PROSPECTUS dated September 1, 2021

The Board of Trustees and a shareholder representing a majority of Fund shares have approved a management agreement with a new investment adviser and the appointment of three new Trustees. The new Trustees’ appointment is currently effective as of the date of this supplement and the new investment adviser, Union Square Capital Partners, LLC, will commence advising the Fund on August 1, 2022. In the near future, shareholders will be sent an Information Statement that will provide additional information about the new adviser and new Trustees. The three incumbent Trustees are expected to conclude their service to the Fund in the near future.

The following supplements or replaces certain information in the current prospectus. Any information to the contrary in the current prospectus should be disregarded.

New Investment Adviser and Fee

Union Square Capital Partners, LLC (“USCP”) is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended. USCP was formed as a Delaware limited liability company in October 2016 for the purpose of advising funds and has over $200 million in assets under management. USCP is entitled to receive a monthly fee at the annual rate of 0.55% of the Fund's daily average net assets, which represents no change in management fee from the previous investment adviser. USCP has agreed contractually to waive its fees and to pay or absorb the ordinary operating expenses of the Fund (including offering expenses, but excluding interest, acquired fund fees and expenses and extraordinary expenses), to the extent that they exceed 1.10% per annum of the Fund's average Class I shares daily net assets through August 31, 2024.

MANAGEMENT OF PREDEX

The Board of Trustees is responsible for the overall management of the Fund. The Board is responsible for adopting the investment and other policies of the Fund, electing and replacing officers and selecting and supervising the Fund's investment adviser. The name and business address of the Trustees and officers of the Fund and their principal occupations and other affiliations during the past five years, as well as a description of committees of the Board, are set forth under "Management" in the Statement of Additional Information (“SAI”). The Board added three individuals each of whom, as defined under the Investment Company Act of 1940, are not "interested persons" of the Fund, the prior investment adviser, USCP, or the Trust's distributor ("Independent Trustees"). A profile of the new Trustees follows.

Independent Trustees

Gregory Fairchild, PhD. | Over 30 years of combined experience as professor of business administration and businessperson

  Isidore Horween Research Professor of Business Administration at the University of Virginia’s Darden School of Business.
  Associate Dean for Washington, D.C. Area Initiatives and Academic Director of Public Policy and Entrepreneurship, Darden School of Business.
  Dean and CEO of UVA | Northern Virginia.
  An academic director for Darden's Institute for Business in Society (IBiS).
  Trustee, USQ Core Real Estate Fund, an SEC-registered closed end investment company operating as an interval fund.
  Board member, Local Initiatives Support Corporation (LISC), a non-profit focused on community investment.
1

  Author Emerging Domestic Markets, How Financial Entrepreneurs Reach Underserved Communities in the United States, 2021, Columbia Business School Publishing.
  Ph.D., Columbia University; M.Phil., Columbia University; MBA, University of Virginia Darden School of Business; B.S., Virginia Commonwealth University.

Havilah Mann, CPA | Over 20 years of experience in financial management, strategic planning, audit design and reporting

  Founder of HSM Resources, a Fractional CFO/Business Development Adviser that provides evolving organizations with accounting infrastructure, internal control review and implementation, financial management, strategic planning and forecasting, audit design and execution, and board of director presentation and reporting.
  Advisory Board Member, Wellness in the Schools (WITS), a national non-profit that teaches kids healthy habits to learn and live better.
  Board Member, Greensboro Association, Town of Greensboro, Vermont, a non-profit with a mission to conceive, advance, and support village initiatives and organizations that enhance our community and to protect Caspian Lake and its surrounding environment.
  Trustee, USQ Core Real Estate Fund, an SEC-registered closed end investment company operating as an interval fund.
  Master of Accountancy, Accounting and Business/Management, University of Denver, Daniels College of Business; B.A. Accounting and Finance, University of Denver.

Edward P. Mooney, Jr. | Over 25 years of experience as a private investor and consultant to investment managers

  Member, Board of Directors of Christian Brothers Investment Services, Inc., a Catholic investment firm whose mission is to serve Catholic investors looking to transform the world.
  Formerly Managing Director, Artisan Partners, 1999 – 2014, a global investment management firm that provides a broad range of high value-added investment strategies in growing asset classes.
  Member Board of Trustees, St. Francis de Sales Seminary.
  Limited Partner, Golden Angels Investors, L.P., a member led organization of over 100 investors committed to funding and helping great young companies from pitch through a successful exit.
  Trustee, USQ Core Real Estate Fund, an SEC-registered closed end investment company operating as an interval fund.
  Master of Science, Church Management, Villanova University; Bachelor of Science, Finance, Villanova University.

New Adviser’s Investment Committee

USCP has established an investment committee responsible for: setting overall investment policies and strategies of USCP; reviewing the private investment funds being considered for investment by USCP’s clients, including the Fund; monitoring allocation targets for the investment portfolio of the Fund among the private investment funds, public investment funds and other entities in which the Fund intends to invest; evaluating the investment performance and generally overseeing the activities of the co-portfolio managers. Notwithstanding the foregoing, the portfolio managers are ultimately responsible for all investment decisions made for the Fund.

Portfolio Managers

Generally, the management of the Fund's investment portfolio will be the responsibility of USCP, its investment committee, and its co-portfolio managers Michael D. Achterberg and Dr. Thomas E. Miller. Mr. Achterberg served the Fund as a portfolio manager since its inception as an officer of the prior investment adviser. Dr. Miller will commence serving the Fund as a portfolio manager when USCP commences providing advisory services to the Fund.

Michael D. Achterberg, CAIA – Mr. Achterberg serves as Senior Portfolio Manager of USCP, a position held since July 2022.

Mr. Achterberg served as President of PREDEX Capital Management, LLC (“PCM”) since June 2018. He served as Chief Operating Officer of PCM from March 2013 through May 2018. Mr. Achterberg has 30 years of experience in the fund management industry. He has extensive experience in fund management including due diligence, allocation of capital and general supervision for multi-manager funds.

Previously, Mr. Achterberg served as Chief Financial Officer for more than two years at CITIC Securities International Partners ("CSIP") which conducted China focused investment banking and private equity from offices in Los Angeles, New York, Hong Kong and Beijing. CSIP was formed as a strategic alliance with CITIC Securities Co., Ltd., China's largest securities firm, and Evercore

2

Partners, a leading U.S.-based investment bank. Mr. Achterberg managed the valuations and investor reporting for the Hong Kong private equity advisor. He also was the FINOP for the U.S. broker-dealer which provided comprehensive advisory services relating to M&A and corporate finance for inbound and outbound transactions involving China.

Prior to that Mr. Achterberg was a partner for fifteen years at Strome Investment Management. The adviser's principal products were funds-of-funds and a global macro multi-manager strategy trading a wide variety of financial instruments including futures, swaps, currency options and forward contracts, repurchase agreements, various forms of debt obligations and private placements. As Chief Financial Officer he managed the operations of their private funds, was a member of the investment risk and valuation committees, and participated in the due diligence and allocation of capital to other managers. At Strome he was also the FINOP for an affiliated broker-dealer operating a hedge fund hotel that provided office space, complete fund administration and operational support to other advisers and their clients.

Until 1994 he was a CPA and Audit Manager for Coopers & Lybrand working exclusively in the investment industry with advisers and funds. While there he served on the national quality review program for the Investment Company practice.

Dr. Thomas E. Miller, CFA – Dr. Miller has served as the Chief Executive Officer of USCP since 2021 and Chief Investment Officer since inception of USCP. Previously, Dr. Miller was Head of Manager Research at Nationwide Investment Management Group where he was responsible for the oversight and implementation of the Quantitative Research, Qualitative Review, Risk Analysis, and Monitoring process for the Nationwide Funds, a $60 billion mutual fund family. Dr. Miller’s responsibilities included the selection, monitoring, and de-selection of the investment managers utilized across multiple platforms. Prior to leading the Manager Strategies team, Dr. Miller was an Associate Vice President, Product Management and Research at Nationwide Investment Management Group. In that role, he was responsible for the day to day management of the Product Management team, which oversaw over 100 investment products that support Nationwide Financial’s retirement, annuity, life insurance and retail mutual fund businesses. Prior to joining Nationwide, Dr. Miller held positions at The Vanguard Group Inc. and Delaware Investments. Dr. Miller holds a Bachelor’s degree in Business from the Pennsylvania State University, an MBA from West Chester University, and earned his Doctorate from Drexel University’s LeBow School of Business. He also holds the Chartered Financial Analyst Designation (CFA).

******************

This Supplement, the Prospectus and the Statement of Additional Information, each dated September 1, 2021; and a Statement of Additional Information Supplement dated July 15, 2022, provide relevant information for all shareholders and should be retained for future reference. The Prospectus, Statement of Additional Information and Statement of Additional Information Supplement have been filed with the Securities and Exchange Commission, and are incorporated by reference, and can be obtained without charge by calling toll-free 1-877-940-7202.

3

Filed Pursuant to Rule 424(b)(3)

Registration No. 333-222972

Supplement Dated July 15, 2022

to the Class T Shares (PTDEX) and Class W Shares (PWDEX) of Beneficial Interest

PROSPECTUS dated September 1, 2021

____________________________________________________________________________________________________________

The Board of Trustees and a shareholder representing a majority of Fund shares have approved a management agreement with a new investment adviser and the appointment of three new Trustees. The new Trustees’ appointment is currently effective as of the date of this supplement and the new investment adviser, Union Square Capital Partners, LLC, will commence advising the Fund on August 1, 2022. In the near future, shareholders will be sent an Information Statement that will provide additional information about the new adviser and new Trustees. The three incumbent Trustees are expected to conclude their service to the Fund in the near future.

The following supplements or replaces certain information in the current prospectus. Any information to the contrary in the current prospectus should be disregarded.

New Investment Adviser and Fee

Union Square Capital Partners, LLC (“USCP”) is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended. USCP was formed as a Delaware limited liability company in October 2016 for the purpose of advising funds and has over $200 million in assets under management. USCP is entitled to receive a monthly fee at the annual rate of 0.55% of the Fund's daily average net assets, which represents no change in management fee from the previous investment adviser. USCP has agreed contractually to waive its fees and to pay or absorb the ordinary operating expenses of the Fund (including offering expenses, but excluding interest, acquired fund fees and expenses and extraordinary expenses), to the extent that they exceed 1.35% per annum for each of the Fund's average Class T and Class W shares daily net assets through August 31, 2024.

MANAGEMENT OF PREDEX

The Board of Trustees is responsible for the overall management of the Fund. The Board is responsible for adopting the investment and other policies of the Fund, electing and replacing officers and selecting and supervising the Fund's investment adviser. The name and business address of the Trustees and officers of the Fund and their principal occupations and other affiliations during the past five years, as well as a description of committees of the Board, are set forth under "Management" in the Statement of Additional Information (“SAI”). The Board added three individuals each of whom, as defined under the Investment Company Act of 1940, are not "interested persons" of the Fund, the prior investment adviser, USCP, or the Trust's distributor ("Independent Trustees"). A profile of the new Trustees follows.

Independent Trustees

Gregory Fairchild, PhD. | Over 30 years of combined experience as professor of business administration and businessperson

  Isidore Horween Research Professor of Business Administration at the University of Virginia’s Darden School of Business.
  Associate Dean for Washington, D.C. Area Initiatives and Academic Director of Public Policy and Entrepreneurship, Darden School of Business.
  Dean and CEO of UVA | Northern Virginia.
  An academic director for Darden's Institute for Business in Society (IBiS).
1

  Trustee, USQ Core Real Estate Fund, an SEC-registered closed end investment company operating as an interval fund.
  Board member, Local Initiatives Support Corporation (LISC), a non-profit focused on community investment.
  Author Emerging Domestic Markets, How Financial Entrepreneurs Reach Underserved Communities in the United States, 2021, Columbia Business School Publishing.
  Ph.D., Columbia University; M.Phil., Columbia University; MBA, University of Virginia Darden School of Business; B.S., Virginia Commonwealth University.

Havilah Mann, CPA | Over 20 years of experience in financial management, strategic planning, audit design and reporting

  Founder of HSM Resources, a Fractional CFO/Business Development Adviser that provides evolving organizations with accounting infrastructure, internal control review and implementation, financial management, strategic planning and forecasting, audit design and execution, and board of director presentation and reporting.
  Advisory Board Member, Wellness in the Schools (WITS), a national non-profit that teaches kids healthy habits to learn and live better.
  Board Member, Greensboro Association, Town of Greensboro, Vermont, a non-profit with a mission to conceive, advance, and support village initiatives and organizations that enhance our community and to protect Caspian Lake and its surrounding environment.
  Trustee, USQ Core Real Estate Fund, an SEC-registered closed end investment company operating as an interval fund.
  Master of Accountancy, Accounting and Business/Management, University of Denver, Daniels College of Business; B.A. Accounting and Finance, University of Denver.

Edward P. Mooney, Jr. | Over 25 years of experience as a private investor and consultant to investment managers

  Member, Board of Directors of Christian Brothers Investment Services, Inc., a Catholic investment firm whose mission is to serve Catholic investors looking to transform the world.
  Formerly Managing Director, Artisan Partners, 1999 – 2014, a global investment management firm that provides a broad range of high value-added investment strategies in growing asset classes.
  Member Board of Trustees, St. Francis de Sales Seminary.
  Limited Partner, Golden Angels Investors, L.P., a member led organization of over 100 investors committed to funding and helping great young companies from pitch through a successful exit.
  Trustee, USQ Core Real Estate Fund, an SEC-registered closed end investment company operating as an interval fund.

  Master of Science, Church Management, Villanova University; Bachelor of Science, Finance, Villanova University.

New Adviser’s Investment Committee

USCP has established an investment committee responsible for: setting overall investment policies and strategies of USCP; reviewing the private investment funds being considered for investment by USCP’s clients, including the Fund; monitoring allocation targets for the investment portfolio of the Fund among the private investment funds, public investment funds and other entities in which the Fund intends to invest; evaluating the investment performance and generally overseeing the activities of the co-portfolio managers. Notwithstanding the foregoing, the portfolio managers are ultimately responsible for all investment decisions made for the Fund.

Portfolio Managers

Generally, the management of the Fund's investment portfolio will be the responsibility of USCP, its investment committee, and its co-portfolio managers Michael D. Achterberg and Dr. Thomas E. Miller. Mr. Achterberg served the Fund as a portfolio manager since its inception as an officer of the prior investment adviser. Dr. Miller will commence serving the Fund as a portfolio manager when USCP commences providing advisory services to the Fund.

Michael D. Achterberg, CAIA – Mr. Achterberg serves as Senior Portfolio Manager of USCP, a position held since July 2022.

Mr. Achterberg served as President of PREDEX Capital Management, LLC (“PCM”) since June 2018. He served as Chief Operating Officer of PCM from March 2013 through May 2018. Mr. Achterberg has 30 years of experience in the fund management industry. He has extensive experience in fund management including due diligence, allocation of capital and general supervision for multi-manager funds.

2

Previously, Mr. Achterberg served as Chief Financial Officer for more than two years at CITIC Securities International Partners ("CSIP") which conducted China focused investment banking and private equity from offices in Los Angeles, New York, Hong Kong and Beijing. CSIP was formed as a strategic alliance with CITIC Securities Co., Ltd., China's largest securities firm, and Evercore Partners, a leading U.S.-based investment bank. Mr. Achterberg managed the valuations and investor reporting for the Hong Kong private equity advisor. He also was the FINOP for the U.S. broker-dealer which provided comprehensive advisory services relating to M&A and corporate finance for inbound and outbound transactions involving China.

Prior to that Mr. Achterberg was a partner for fifteen years at Strome Investment Management. The adviser's principal products were funds-of-funds and a global macro multi-manager strategy trading a wide variety of financial instruments including futures, swaps, currency options and forward contracts, repurchase agreements, various forms of debt obligations and private placements. As Chief Financial Officer he managed the operations of their private funds, was a member of the investment risk and valuation committees, and participated in the due diligence and allocation of capital to other managers. At Strome he was also the FINOP for an affiliated broker-dealer operating a hedge fund hotel that provided office space, complete fund administration and operational support to other advisers and their clients.

Until 1994 he was a CPA and Audit Manager for Coopers & Lybrand working exclusively in the investment industry with advisers and funds. While there he served on the national quality review program for the Investment Company practice.

Dr. Thomas E. Miller, CFA – Dr. Miller has served as the Chief Executive Officer of USCP since 2021 and Chief Investment Officer since inception of USCP. Previously, Dr. Miller was Head of Manager Research at Nationwide Investment Management Group where he was responsible for the oversight and implementation of the Quantitative Research, Qualitative Review, Risk Analysis, and Monitoring process for the Nationwide Funds, a $60 billion mutual fund family. Dr. Miller’s responsibilities included the selection, monitoring, and de-selection of the investment managers utilized across multiple platforms. Prior to leading the Manager Strategies team, Dr. Miller was an Associate Vice President, Product Management and Research at Nationwide Investment Management Group. In that role, he was responsible for the day to day management of the Product Management team, which oversaw over 100 investment products that support Nationwide Financial’s retirement, annuity, life insurance and retail mutual fund businesses. Prior to joining Nationwide, Dr. Miller held positions at The Vanguard Group Inc. and Delaware Investments. Dr. Miller holds a Bachelor’s degree in Business from the Pennsylvania State University, an MBA from West Chester University, and earned his Doctorate from Drexel University’s LeBow School of Business. He also holds the Chartered Financial Analyst Designation (CFA).

******************

This Supplement, the Prospectus and the Statement of Additional Information, each dated September 1, 2021; and a Statement of Additional Information Supplement dated July 15, 2022, provide relevant information for all shareholders and should be retained for future reference. The Prospectus, Statement of Additional Information and Statement of Additional Information Supplement have been filed with the Securities and Exchange Commission, and are incorporated by reference, and can be obtained without charge by calling toll-free 1-877-940-7202.

3

Filed Pursuant to Rule 424(b)(3)

Registration No. 333-222972

Supplement Dated July 15, 2022 to the

STATEMENT OF ADDITIONAL INFORMATION

dated September 1, 2021

PREDEX

Class	I	Shares	(PRDEX)
Class	W	Shares	(PWDEX)
Class	T	Shares	(PTDEX)

__________________________________________________________________________________________

The Board of Trustees and a shareholder representing a majority of Fund shares have approved a management agreement with a new investment adviser and the appointment of three new Trustees. The new Trustees’ appointment is currently effective as of the date of this supplement and the new investment adviser, Union Square Capital Partners, LLC, will commence advising the Fund on August 1, 2022. The Board has also appointed a new President and a new Secretary of the Fund, effective August 1, 2022. In the near future, shareholders will be sent an Information Statement that will provide additional information about the new adviser, new Trustees, and new officers. The three incumbent Trustees are expected to conclude their service to the Fund in the near future.

The following supplements or replaces certain information in the current Statement of Additional Information (“SAI”). Any information to the contrary in the current SAI should be disregarded.

Trustee Qualifications

Generally, the Trust believes that each Trustee is competent to serve because of their individual overall merits including: (i) experience, (ii) qualifications, (iii) attributes and (iv) skills.

Gregory Fairchild, PhD. Dr. Fairchild is the Isidore Horween Research Professor of Business Administration at the University of Virginia’s Darden School of Business and Associate Dean for Washington, D.C. Area Initiatives and Academic Director of Public Policy and Entrepreneurship. Dr. Fairchild currently serves as an academic director for Darden's Institute for Business in Society (IBiS). He teaches strategic management, entrepreneurship and ethics in Darden's MBA and Executive Education programs. Dr. Fairchild has served as a director to various for-profit and non-profit boards including the University of Virginia Physician’s Group, Virginia Community Capital, Socratic Solutions, Inc., and Resilience Education. In addition, Dr. Fairchild serves on the Virginia Retirement Service (VRS), the Commonwealth’s public pension fund. Dr. Fairchild has also served as a consultant to various corporations, nonprofits and governmental agencies. He also has an understanding of the framework under which investment company boards of trustees must operate based on his years of service as a Trustee for the USQ Core Real Estate Fund, which is an SEC-registered closed end investment company that operates as an interval fund.

Havilah Mann, CPA. Ms. Mann is the founder of HSM Resources, a Fractional CFO/Business Development Adviser that provides evolving organizations with accounting infrastructure, internal control review and implementation, financial management, strategic planning and forecasting, audit design and execution, and board of director presentation and reporting. Ms. Mann has an in-depth understanding of board governance and the role of the audit committee based on her years of service as a director and advisor to various for-profit and non-profit boards including the SS Columbia Project, Wellness in the Schools, Wonder & Wisdom, and the Greenboro Association. Ms. Mann has a B.A. in Accounting and Finance from the University of Denver and a Master of Accountancy, Accounting and Business/Management from the University of Denver, Daniels College of Business. She also has an understanding of the framework under which investment company boards of trustees must operate based on her years of service as a Trustee for the USQ Core Real Estate Fund, which is an SEC-registered closed end investment company that operates as an interval fund.

Edward P. Mooney Jr. Mr. Mooney is a private investor and consultant to investment managers with more than 25 years of industry experience. In addition, Mr. Mooney currently serves on the Board of Directors of Christian Brothers Investment Services and is a Limited Partner of Golden Angels Investors. From July 2017 to December 2018, Mr. Mooney served on the Board of Managers of Ocean Square Asset Management. Mr. Mooney retired from Artisan Partners Limited Partnership in 2014, where he had served as Managing Director since 1999. While at Artisan Partners, Mr. Mooney led several of the marketing, sales and client service groups for

1

the firm. Mr. Mooney holds Bachelor and Master of Science degrees from Villanova University. He also has an understanding of the framework under which investment company boards of trustees must operate based on his recent service as a Trustee for the USQ Core Real Estate Fund, which is an SEC-registered closed end investment company that operates as an interval fund.

Following is a list of the new Trustees and their principal occupation over the last five years. Unless otherwise noted, the address of each Trustee is c/o PREDEX, 4221 North 203rd Street, Suite 100, Elkhorn, Nebraska 68022.

Independent Trustees

Name Address Year of Birth	Position/Term of Office*	Principal Occupation During the Past Five Years	Number of Portfolios in Fund Complex** Overseen by Trustee	Other Directorships Held by Trustee During the Past Five Years
Gregory Fairchild Year of Birth: 1963	Trustee – July 2022 to present	Dr. Fairchild is Professor at the University of Virginia, Darden GSBA. Dean and CEO, UVA | Northern Virginia (2021 to present).	1	USQ Core Real Estate Fund (2017 to present)
Havilah Mann Year of Birth: 1975	Trustee – July 2022 to present	Ms. Mann is Fractional Chief Financial Officer and Business Development Advisor of HSM Resources (accounting infrastructure and internal control consulting services).	1	USQ Core Real Estate Fund (2017 to present)
Edward P. Mooney, Jr. Year of Birth: 1970	Trustee – July 2022 to present	Mr. Mooney is a private investor and a Limited Partner of Golden Angels Investors LLC (since 2018). Previously, Mr. Mooney was a Managing Director with Artisan Partners Limited Partnership (investment management) until his retirement in 2014. From July 2017 to December 2018, Mr. Mooney was on the Board of Managers of Ocean Square Asset Management.	1	USQ Core Real Estate Fund (2020 to present)

*	The term of office for each Trustee listed above will continue indefinitely.

** The term “Fund Complex” refers to the Fund.

Following is a list of the new officers (effective August 1, 2022) and their principal occupation over the last five years. Unless otherwise noted, the address of each officer is c/o PREDEX, 4221 North 203rd Street, Suite 100, Elkhorn, Nebraska 68022.

Officers

Name Address Year of Birth	Position/Term of Office*	Principal Occupation During the Past Five Years	Number of Portfolios in Fund Complex** Overseen by Trustee	Other Directorships Held by Trustee During the Past Five Years
Thomas E. Miller Year of Birth: 1983	President – Aug. 2022 to present	Chief Executive Officer since 2021 and Chief Investment Officer, Union Square Capital Partners, LLC, Feb. 2017 to present.	n/a	n/a
2

George K. Downing Year of Birth: 1972	Secretary – Aug. 2022 to present	Chief Operating Officer, Union Square Capital Partners, LLC, Feb. 2017 to present.	n/a	n/a

*	The term of office for each officer listed above will continue indefinitely.

** The term “Fund Complex” refers to the Fund.

New Trustee Ownership

The following table indicates the dollar range of equity securities that the new Trustees beneficially owned in the Fund as of the date of this supplement.

Name of Trustee	Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen by Trustee in Family of Investment Companies
Gregory Fairchild	None	None
Havilah Mann	None	None
Edward P. Mooney Jr.	None	None

Compensation

Each Trustee who is not affiliated with the Trust or investment adviser or otherwise Independent receives an annual fee of $25,000 as well as reimbursement for any reasonable expenses incurred attending the meetings. The Trustee who serves as Chairperson of the Audit Committee receives an additional annual fee of $5,000 and also receives an additional $2,000 for serving as Chairperson of the Board.

The table below details the amount of compensation the new Trustees received from the Fund for services as of the date of this SAI.

Name of Trustee	Aggregate Compensation From Fund	Pension or Retirement Benefits Accrued as Part of Fund Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation From Trust Paid to Trustees
Gregory Fairchild	$0	$0	$0	$0
Havilah Mann	$0	$0	$0	$0
Edward P. Mooney Jr.	$0	$0	$0	$0

INVESTMENT ADVISORY SERVICES

The New Adviser

Union Square Capital Partners, LLC (“USCP”) is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended. USCP was formed as a Delaware limited liability company in October 2016 for the purpose of advising funds and has over $200 million in assets under management. USCP is entitled to receive a monthly fee at the annual rate of 0.55% of the Fund's daily average net assets, which represents no change in management fee from the previous investment adviser.

Under the general supervision of the Fund’s Board of Trustees, the new adviser will (i) carry out the investment and reinvestment of the net assets of the Fund, (ii) furnish continuously an investment program with respect to the Fund and (iii) determine which securities should be purchased, sold or exchanged. In addition, the new adviser will supervise and provide oversight of the Fund’s service providers. The new adviser will furnish to the Fund office facilities, equipment and personnel for servicing the management of the Fund. The new adviser will compensate all its personnel who provide services to the Fund. In return for these services, facilities and payments, the Fund has agreed to pay the new adviser as compensation under a management agreement a monthly fee at the annual rate of 0.55% of the Fund’s daily average net assets. The new adviser may employ research services and service providers to assist in the new adviser’s market analysis and investment selection.

The new adviser and the Fund have entered into an expense limitation and reimbursement agreement (the “Expense Limitation Agreement”) under which the new adviser has agreed contractually to waive its fees and to pay or absorb the ordinary operating expenses of the Fund (including all offering expenses, but excluding management fees, interest and extraordinary expenses), to the extent that they exceed 1.10%, 1.35%, and 1.35% per annum of the Fund’s respective average daily net assets (the “Expense Limitation”) attributable to Class I, T and W shares. In consideration of the new adviser’s agreement to limit the Fund’s expenses, the Fund has agreed to repay the new adviser in the amount of any fees waived and Fund expenses paid or absorbed, subject to the limitations that: (1) the reimbursement will be made only for fees and expenses incurred not more than three years from the time in

3

which they were incurred; and (2) the reimbursement may not be made if it would cause the Expense Limitation or any then-current expense limitation to be exceeded. The Expense Limitation Agreement will remain in effect through August 31, 2024.

PORTFOLIO MANAGERS

As described in the prospectus supplement, Michael D. Achterberg and Thomas E. Miller serve as the co-portfolio managers and are primarily responsible for the day-to-day management of the Fund. The following table shows the dollar range of Fund shares owned by the portfolio managers as of June 30, 2022.

Name of Portfolio Manager	Dollar Range of Fund Shares Owned
Thomas E. Miller	None
Michael D. Achterberg	$100,001 to $500,000

As of June 30, 2022, the co-portfolio managers were responsible for the management of other accounts as follows.

Michael D. Achterberg

Other Accounts By Type	Total Number of Accounts by Account Type	Total Assets By Account Type	Number of Accounts by Type Subject to a Performance Fee	Total Assets By Account Type Subject to a Performance Fee
Registered Investment Companies	0	$0	0	$0
Other Pooled Investment Vehicles	0	$0	0	$0
Other Accounts	0	$0	0	$0

Thomas E. Miller

Other Accounts By Type	Total Number of Accounts by Account Type	Total Assets By Account Type	Number of Accounts by Type Subject to a Performance Fee	Total Assets By Account Type Subject to a Performance Fee
Registered Investment Companies	1	$222,035,404	0	$0
Other Pooled Investment Vehicles	0	$0	0	$0
Other Accounts	0	$0	0	$0

APPENDIX

New Adviser (“Adviser”) Proxy Voting Policies and Procedures

Policy

Adviser accepts responsibility for voting proxies for portfolio securities held within the accounts of its clients (“Clients”), unless otherwise required by law, regulation or contract. If the Adviser decides to accept proxy voting responsibility, it will establish written policies and procedures as to the handling, research, voting and reporting of proxy voting and makes appropriate disclosures about Adviser’s proxy policies and practices. The Adviser may utilize the services of a third-party voting agent.

Background & Description

Proxy voting is an important right of shareholders and reasonable care and diligence must be undertaken to ensure that such rights are properly and timely exercised. The purpose of these proxy voting policies and procedures are to set forth the principles, guidelines and procedures by which the Adviser may vote the securities owned by its clients for which the Adviser exercises voting authority and discretion (the “Proxies”). These policies and procedures have been designed to ensure that Proxies are voted in the best interests of clients in accordance with fiduciary duties and Rule 206(4)-6 under the Advisers Act. Investment advisers registered with the SEC, and which exercise voting authority with respect to client securities, are required by Rule 206(4)-6 of the Advisers Act to (a) adopt and implement written policies and procedures that are reasonably designed to ensure that client securities are voted in the best

4

interests of clients, which must include how an adviser addresses material conflicts that may arise between an adviser's interests and those of its clients; (b) to disclose to clients how they may obtain information from the adviser with respect to the voting of proxies for their securities; (c) to describe to clients a summary of its proxy voting policies and procedures and, upon request, furnish a copy to its clients; and (d) maintain certain records relating to the adviser's proxy voting activities when the adviser does have proxy voting authority. Responsibility for voting the Proxies is generally established by advisory agreements or comparable documents with clients, and proxy voting guidelines are tailored to reflect these specific contractual obligations. In addition, proxy guidelines reflect the fiduciary standards and responsibilities for accounts subject to the Employment Retirement Income Security Act of 1974, as amended (“ERISA”) set out as in Bulletin 94-2. These policies and procedures apply to any Client that has contractually delegated authority and discretion for proxy voting to the Adviser. These proxy voting policies and procedures are available to all Clients upon request, subject to the provision that these policies and procedures are subject to change at any time without notice.

Responsibility

The Investment Committee is responsible for ensuring that the appropriate written documentation and disclosures are in place representing that the Adviser votes proxies. The Investment Committee will be responsible for the implementation and monitoring of the Adviser’s Proxy Voting Policies and Procedures, including associated practices, disclosures and recordkeeping, as well as oversight of a third-party voting agent, if applicable. The Investment Committee may delegate responsibility for the performance of these activities but oversight and ultimate responsibility remain with the Investment Committee.

Procedures

The Adviser has adopted various procedures to implement the firm’s Proxy Voting policy and reviews to monitor and ensure that the firm’s policy is observed, implemented properly and amended or updated, as appropriate. The procedures are as follows:

PROXY VOTING GUIDELINES

The guiding principle by which the Adviser votes on all matters submitted to security holders is the maximization of the ultimate economic value of our Clients’ holdings. The Adviser does not permit voting decisions to be influenced in any manner that is contrary to, or dilutive of, the guiding principle set forth above. It is our policy to avoid situations where there is any conflict of interest or perceived conflict of interest affecting our voting decisions. Any conflicts of interest, regardless of whether actual or perceived, will be addressed in accordance with these policies and procedures

It is the general policy of the Adviser to vote on all matters presented to security holders in any Proxy, and these policies and procedures have been designed with that in mind. However, the Adviser reserves the right to abstain on any particular vote or otherwise withhold its vote on any matter if in the judgment of the Adviser, the costs associated with voting such Proxy outweigh the benefits to Clients or if the circumstances make such an abstention or withholding otherwise advisable and in the best interest of our Clients, in the judgment of the Adviser. While the guidelines included in the procedures are intended to provide a benchmark for voting standards, each vote is ultimately cast on a case-by-case basis, taking into consideration the Adviser’s contractual obligations to our Clients and all other relevant facts and circumstances at the time of the vote (such that these guidelines may be overridden to the extent the Adviser believes appropriate). The Adviser may vote proxies related to the same security differently for each Client.

In the event that the Adviser acts as investment adviser to a closed-end and/or open-end registered investment company and is responsible for voting their proxies, such proxies will be voted in accordance with any applicable investment restrictions of the fund and, to the extent applicable, any proxy voting procedures or resolutions or other instructions approved by an authorized person of the fund Client.

Absent any legal or regulatory requirement to the contrary, it is generally the policy of the Adviser to maintain the confidentiality of the particular votes that it casts on behalf of its Clients. Any registered investment companies managed by the Adviser must disclose the votes cast on their behalf in accordance with all legal and regulatory requirements. Any Client of the Adviser can obtain details of how the Adviser has voted the securities in its account by contacting a service representative at the Adviser. The Adviser does not, however, generally disclose the results of voting decisions to third parties.

CONFLICTS OF INTEREST IN CONNECTION WITH PROXY VOTING

The Investment Committee has responsibility to monitor proxy voting decisions for any conflicts of interest, regardless of whether they are actual or perceived. In addition, all Supervised Persons are expected to perform their tasks relating to the voting of Proxies in accordance with the principles set forth above, according the first priority to the economic interests of the Adviser’s Clients. If at any time any Supervised Person becomes aware of any potential or actual conflict of interest or perceived conflict of interest regarding the voting policies and procedures described herein or any particular vote on behalf of any Client, he or she should contact any member of the Investment Committee or the CCO. If any Supervised Person is pressured or lobbied either from within or outside of the Adviser with respect to any particular voting decision, he or she should contact any member of the Investment Committee or the CCO. The full

5

Investment Committee will use its best judgment to address any such conflict of interest and ensure that it is resolved in the best interest of the Clients. The Investment Committee may cause any of the following actions to be taken in that regard:

•vote the relevant Proxy in accordance with the vote indicated by these guidelines;

•vote the relevant Proxy as an exception to these guidelines, provided that the reasons behind the voting decision are in the best interest of the Client, are reasonably documented and are approved by the CCO; or

•direct a third-party Proxy Voter to vote in accordance with its independent assessment of the matter.

COMMITTEE RESPONSIBILITIES

The administration of these Proxy Voting policies and procedures is governed by the Investment Committee. The Investment Committee has regular meetings, and may meet other times as deemed necessary by the Chair or any member of the Investment Committee. At each regular meeting, minutes will be taken and on an annual basis the Investment Committee will review the existing proxy voting guidelines and recommend any changes to those guidelines. In addition, the Investment Committee will review any exceptions that have occurred since the previous meeting of the Investment Committee. On all matters, the Investment Committee will make its decisions by a vote of a majority of its members. Any matter for which there is no majority agreement among members of the Investment Committee shall be referred to the Operating Committee or its designee.

PROXY VOTING PROCEDURES

The Adviser is not required to vote every security, and refraining from voting should not necessarily be construed as a violation of the Adviser’s fiduciary obligations. The Adviser will not ignore or neglect its security voting responsibilities, but there may be times when refraining from voting is in a Client’s best interest.

Upon receipt of a proxy solicitation by the Adviser, either directly or as provided by the Administrator, the Adviser will present to the Investment Committee members the terms of the solicitation. The Investment Committee will determine whether or how the proxy should be voted, in accordance with the Adviser’s Proxy Voting Policies and Procedures. The Investment Committee will document the result of the discussion in its meeting minutes and the Adviser will coordinate the voting of the proxy with the Administrator.

The above Proxy Voting Policies and Procedures are designed to ensure that Client Account proxies are properly voted, material conflicts are avoided and fiduciary obligations are fulfilled. Because Supervised Persons are discouraged from engaging in any material business other than providing investment management services to Client Accounts, it is highly unlikely that any specific Client Account proxy will result in a material conflict of interest between Adviser and any Supervised Person.

In the unlikely event that (i) a specific proxy is not addressed by any of the guidelines above, and (ii) the Adviser or any of its Supervised Persons has a material conflict with Client Accounts in connection with the voting of proxies, as determined by the Adviser, in its sole discretion, the Adviser shall (A) prohibit any conflicted Supervised Person from participating in and/or having any influence on the Adviser’s evaluation of the proxy vote; (B) vote in accordance with the proxy voting recommendations of a majority of Client Accounts; or (C) follow the proxy voting recommendation of an independent third-proxy voting specialist.

Procedure for Documentation

The Adviser shall maintain: (i) its voting policies and procedures; (ii) corporate action and proxy statements received; (iii) records how and when votes were submitted; (iv) records of its Client’s requests for voting information; and (v) any documents prepared by the Adviser that were material to making a decision on how to vote. All votes will be documented and maintained by the Adviser.

Rule 30b1-4 under the 1940 Act requires registered investment companies to file their complete proxy voting records on “Form N-PX” for the 12-month period ended June 30 by August 31 of each year. The relevant fund’s CCO will review all reports on Form N-PX and oversee the timely filings of all such reports on Form N-PX.

******************

This Supplement, the Prospectus and the Statement of Additional Information, each dated September 1, 2021, and Class I and Class T & W Prospectus supplements each dated July 15, 2022, provide relevant information for all shareholders and should be retained for future reference. The Prospectus, Prospectus supplements, and the Statement of Additional Information have been filed with the Securities and Exchange Commission, and are incorporated by reference, and can be obtained without charge by calling toll-free 1-877-940-7202.

6